SCHEDULE 14A

(RULE 14A-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(c)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

INTERACTIVE DATA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INTERACTIVE DATA CORPORATION

22 CROSBY DRIVE
BEDFORD, MASSACHUSETTS 01730

To our Stockholders:

      You are cordially invited to attend the annual meeting of the stockholders of Interactive Data Corporation, a Delaware corporation, to be held at the Hotel Inter-Continental Barclay New York, 111 East 48th Street, New York, NY 10017, on May 30, 2002, at 10:00 a.m. New York City time.

      At the annual meeting, you are being asked to elect 10 members to our board of directors, ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2002 and vote on any other proposed matters. In addition, we will report to you on our progress during the past year and receive your questions and comments concerning our company.

      After careful consideration, your board of directors unanimously approved the proposals noted above and described more fully in the proxy statement accompanying this letter. YOUR BOARD OF DIRECTORS THEREFORE RECOMMENDS THAT YOU VOTE TO APPROVE THE PROPOSALS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

      Whether or not you plan to attend our annual meeting in person, we urge you to complete, date, sign and promptly return the enclosed proxy card in the enclosed postage pre-paid envelope to ensure that your shares will be represented at the annual meeting. Additionally, stockholders can vote their shares by using a toll-free telephone number or via the Internet. Instructions for using these services are set forth on the enclosed materials. Your proxy is revocable and will not affect your right to vote in person if you decide to attend the meeting. YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

      The proxy statement accompanying this letter provides you with detailed information about the proposals described in the proxy statement. We encourage you to read the document carefully.

      Thank you, and we look forward to seeing you at the annual meeting.

Sincerely,

STUART J. CLARK
President and Chief Executive Officer

Bedford, Massachusetts
April 30, 2002

INTERACTIVE DATA CORPORATION

22 CROSBY DRIVE
BEDFORD, MASSACHUSETTS 01730

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 30, 2002

To our Stockholders:

      YOU ARE HEREBY NOTIFIED that the annual meeting of our stockholders will be held at the Hotel Inter-Continental Barclay New York, 111 East 48th Street, New York, NY 10017, on May 30, 2002, at 10:00 a.m. New York City time, for the following purposes:

•	To elect a board of directors of 10 members to serve until our next annual meeting and until their successors have been duly elected and qualified or upon their earlier death, resignation or removal.

•	To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2002.

•	To transact any other business as may properly be brought before our annual meeting or any adjournment or postponement thereof.

      The proposals listed above are described in the accompanying proxy statement which you are urged to read carefully and in its entirety.

      Our board of directors has fixed the close of business on April 1, 2002 as the record date for the determination of the holders of common stock entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. For a period of 10 days prior to the meeting, a list of such stockholders will be available for review at our principal offices located at 22 Crosby Drive, Bedford, Massachusetts 01730 and at our offices at 100 William Street, 17th floor, New York, New York 10038 during normal business hours. A list of our stockholders will also be available at the meeting.

By Order of the Board of Directors

ANDREA H. LOEW
Corporate Secretary

Bedford, Massachusetts

April 30, 2002

YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE OR SUBMIT YOUR PROXY BY TELEPHONE OR VIA THE INTERNET. DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

QUESTIONS AND ANSWERS
THE ANNUAL MEETING
General
Date, Place and Time
Record Date
Stockholders Entitled to Vote
Vote Required
Voting of Proxies
Revocability of Proxies
Solicitation of Proxies
ELECTION OF DIRECTORS
Nominees
Board Committees and Meetings
Executive Compensation
Compensation of Directors
Employment Contracts and Termination of Employment and Change of Control Arrangements
Section 16(a) Beneficial Ownership Reporting Compliance
Compensation Committee Interlocks and Insider Participation
Compensation Committee Report on Executive Compensation
Report of the Audit Committee of the Board of Directors
Stock Performance Graph
Related Party Transactions
PROPOSAL TO RATIFY THE APPOINTMENT OF AUDITOR
STOCKHOLDER NOMINATION OF DIRECTORS
STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
OTHER MATTERS

INTERACTIVE DATA CORPORATION

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 30, 2002

This proxy statement, notice of meeting and proxy cards are first being mailed on or about

April 30, 2002 to our stockholders eligible to vote at the meeting.

QUESTIONS AND ANSWERS

Q:	When and where is the meeting?

A:	The meeting will be held at the Hotel Inter-Continental Barclay New York, 111 East 48th Street, New York, NY 10017, on May 30, 2002, at 10:00 a.m. New York City time.

Q: Who can vote on the proposals presented in this proxy statement?

A:	Holders of our common stock at the close of business on April 1, 2002, the record date relating to the meeting, may vote, with one vote per share.

Q: What vote is required?

A:	Directors will be elected by a plurality of the votes cast. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2002 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

Pearson DBC Holdings, Inc., a Delaware corporation and an indirect subsidiary of Pearson plc (“Pearson”), owns a total of 56,423,949 shares of our common stock, or approximately 60% of the total number of shares of our common stock outstanding on the record date. Pearson DBC Holdings, Inc. has informed us that it intends to vote its shares in favor of the proposals set forth in this proxy statement. These votes will be sufficient to approve the election of the nominees for director named herein and to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2002.

Q: What do I need to do now?

A:	Read this proxy statement. Then, if you choose to vote by proxy, you can (i) complete your proxy card and indicate how you want to vote, or (ii) vote your shares either via telephone or the Internet, the instructions for which are set forth on the proxy card. Voting via telephone or the Internet eliminates the need to return the proxy card. If you decide to vote by mail, sign and mail the proxy card in the enclosed return envelope as soon as possible. You should complete, sign and return your proxy card or vote via telephone or the Internet even if you currently expect to attend the meeting and vote in person. Mailing in a proxy card or voting by telephone or Internet now will not prevent you from later canceling or “revoking” your proxy right up to the day of the meeting, and you will ensure that your shares are voted if you later find you are unable to attend. If you sign and send in the proxy card and do not indicate how you want to vote, your proxy will be voted FOR the election of the nominees to our board of directors and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2002.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	You should follow the directions your broker provides in order to instruct your broker how you wish to vote. If your broker does not receive appropriate instructions from you, the broker may choose, in its discretion, how to vote your shares held in street name with respect to the election of nominees for director named herein and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2002.

Q:	Can I change my vote after I have mailed my signed proxy card?

A:	Yes. You can change your vote at any time before your shares are voted at the annual meeting by delivering a signed notice of revocation to our corporate secretary, by delivering a later dated signed proxy card, by submitting a new proxy via telephone or the Internet or by attending the annual meeting and voting in person.

Q:	Where can I find more information about Interactive Data Corporation?

A:	We file reports and other information with the United States Securities and Exchange Commission (“SEC”). You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. The reports and information also are available at the Internet site the SEC maintains at http://www.sec.gov.

THE ANNUAL MEETING

General

      We are furnishing this proxy statement to our stockholders in connection with the solicitation of proxies by our board of directors. Our board of directors will use the proxies at the annual meeting of our stockholders to be held on May 30, 2002 and at any adjournment or postponement thereof for the following purposes:

•	To elect a board of directors of 10 members, to serve until our next annual meeting and until their successors have been duly elected and qualified or upon their earlier death, resignation or removal.

•	To consider and act upon the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2002.

•	To transact any other business as may properly be brought before our annual meeting or any adjournment or postponement thereof.

      This proxy statement, notice of meeting and proxy cards are first being mailed on or about April 30, 2002 to our stockholders eligible to vote at the meeting.

      You should be aware that the company was formerly known as Data Broadcasting Corporation and changed its name to Interactive Data Corporation following stockholder approval at last year’s annual meeting. In addition, in conjunction with changing its name last year, the company changed its Nasdaq trading symbol from DBCC to IDCO. By way of background, on February 29, 2000, Data Broadcasting Corporation completed a merger with Interactive Data Corporation (now known as FT Interactive Data Corporation), then a wholly owned subsidiary of Pearson Longman, Inc. Pearson Longman, Inc., through a series of other entities, is wholly owned by Pearson. Upon the merger, the company issued 56,423,949 shares of common stock to Pearson Longman, Inc., which were subsequently transferred to Pearson DBC Holdings, Inc., a wholly owned subsidiary of Pearson Longman, Inc. As a result, Pearson became the indirect holder of approximately 60% of our common stock. In this proxy, when we refer to the company we mean the combined business that resulted from the merger.

Date, Place and Time

      The annual meeting of our stockholders will be held at the Hotel Inter-Continental Barclay New York, 111 East 48th Street, New York, NY 10017, on May 30, 2002, at 10:00 a.m. New York City time.

Record Date

      Our board of directors fixed the close of business on April 1, 2002 as the record date for the annual meeting. Accordingly, only holders of our common stock of record at the close of business on April 1, 2002 will be entitled to notice of, and to vote at, the annual meeting.

Stockholders Entitled to Vote

      As of the close of business on April 1, 2002, there were 90,914,668 shares of our common stock outstanding, and such shares of common stock were held by approximately 1,537 holders of record. Each share of our common stock entitles the holder thereof to one vote. Pearson DBC Holdings, Inc., an indirect subsidiary of Pearson, held 56,423,949 shares of our common stock, or approximately 60% of the total number of shares of our common stock outstanding on the record date.

Vote Required

     Quorum

      Representation of a majority of our shares of common stock outstanding on the record date, either in person or by proxy, will constitute a quorum for the meeting. Proxies received, even if marked with abstentions or if votes are not indicated, will be included in the calculation of the number of shares for a quorum.

     Proposals and Vote Required for Approval

Proposal	Vote Required for Approval

Election of Directors	Requires a plurality of the votes cast. For purposes of determining which nominees receive a plurality, only those cast “For” or “Against” are included, and any abstentions will not count in making that determination. There will be no broker non-votes for this matter.

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2002.	Requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. For purposes of determining the number of votes cast, only those cast “For” or “Against” are included, and any abstentions will have the effect of a vote “Against” the proposal. There will be no broker non-votes for this matter.

     Approval

      Pearson DBC Holdings, Inc., which as of the record date owned approximately 60% of the outstanding shares of our common stock, has informed us that it intends to vote its shares in favor of the proposals set forth in this proxy statement. These votes will be sufficient to approve the election of the nominees for director named herein and to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2002.

Voting of Proxies

      All properly executed proxies, and all proxies properly submitted via telephone or the Internet, received before the vote at the annual meeting, and not revoked, will be voted in accordance with the instructions indicated on the proxies or indicated by telephone or Internet, as applicable. If no instructions are indicated on a returned proxy, such proxies will be voted FOR the election of the nominated slate of directors and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2002. Abstentions do not affect the election of the directors but have the effect of a vote “Against” the ratification of the independent accountants. There will be no broker non-votes for these matters, as they are considered to be “routine.”

Revocability of Proxies

      A stockholder who has given a proxy solicited by our board of directors may revoke it by:

•	delivering a signed notice of revocation to our corporate secretary;

•	delivering a later dated signed proxy;

•	submitting a new proxy via telephone or the Internet; or

•	attending the annual meeting and voting in person.

      Any written notice of revocation must be sent to Interactive Data Corporation, 22 Crosby Drive, Bedford, Massachusetts 01730, Attention: Corporate Secretary, so as to be delivered at or before the taking of the vote at the annual meeting. Attendance at the annual meeting will not, by itself, revoke a proxy.

Solicitation of Proxies

      In addition to solicitation by mail, our directors, officers, and employees may solicit proxies from stockholders by telephone or in person. These persons will not receive additional compensation for soliciting proxies but may be reimbursed reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to our stockholders. We may reimburse these custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses. We will pay for all of the expenses of the annual meeting proxy solicitation.

ELECTION OF DIRECTORS

      At our annual meeting, 10 directors are to be elected, each to hold office (subject to our by-laws) until the next annual meeting of our stockholders and until a respective successor has been elected and qualified or until the respective director’s earlier death, resignation or removal. Stuart J. Clark, John Fallon, Donald P. Greenberg, Stephen Hill, Alan J. Hirschfield, Philip J. Hoffman, Gloria Samuels, Giles Spackman, Carl Spielvogel and Allan R. Tessler were elected to serve as directors at our last annual meeting. Following the resignation of Gloria Samuels on October 24, 2001, our board of directors appointed William T. Ethridge to serve as one of our directors. If any nominee should become unavailable for any reason, the proxies will be voted for (a) any substitute nominee or nominees who may be selected by the board of directors prior to or at the annual meeting or, (b) upon motion of the board of directors, either (i) for a motion to reduce the membership of the board to the number of nominees available (if no substitute is selected by the board of directors prior to or at the annual meeting) or (ii) to elect fewer nominees than the number fixed for our board of directors, in which event the vacancy may thereafter be filled by a vote of our board of directors. Each person nominated has consented to his or her nomination.

      Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the 10 nominees named below. Shares may not be voted cumulatively. Pursuant to our by-laws, the 10 candidates receiving the greatest number of votes shall be elected as directors.

Nominees

      Our nominees for director are as follows:

Stuart Clark (54) has been our president and chief executive officer, as well as a member of our board of directors, since February 29, 2000, and has been employed in the financial information industry since 1968. Prior to his current position with us he served as president of Interactive Data Corporation (as it existed prior to its merger with Data Broadcasting Corporation) since 1995. From 1993 to 1995, Mr. Clark was a director of UK-based Financial Times Information, with specific responsibility for the Market Data Division. Prior to 1993, Mr. Clark had led the Market Data Division of Extel Financial Limited, which was acquired by Pearson’s Financial Times Group in December 1993.

William T. Ethridge (50) has served as a member of our board of directors since October 2001. Mr. Ethridge is president of Pearson Education’s Higher Education and Professional Publishing Group, a division of Pearson, a position he has held since January 1999. Mr. Ethridge is responsible for directing Pearson’s market leading higher education companies, including Prentice Hall, Addison Wesley, Allyn and Bacon and Pearson Custom Publishing. In professional publishing, Mr. Ethridge’s responsibilities include oversight for the Pearson Technology Group, a company that consists of leading computer publishing imprints including, Addison Wesley Professional, SAMS, QUE, New Riders, Cisco Press, Peachpit Press and Prentice Hall-PTR. Prior to his current position, Mr. Ethridge held several executive positions at Prentice Hall, including editorial director for Prentice Hall College and president of Prentice Hall College’s science, technical and professional publishing divisions.

John Fallon (39) has served as president of Pearson, Inc., an indirect wholly owned subsidiary of Pearson, since January 1, 2001, as a member of our board of directors since February 29, 2000 and as communications director for Pearson since August 1997. Mr. Fallon is responsible for Pearson’s global investor relations, media relations, employee communications and strategic positioning, and is currently a member of Pearson’s management board. Prior thereto he served as communications director for PowerGen plc, an international energy group.

Donald P. Greenberg (68) has served as a member of our board of directors since 1996. Dr. Greenberg has been a professor at Cornell University, Ithaca, New York, for the past 32 years. He is the Jacob Gould Sherman professor of computer graphics and the director of the computer graphics program at Cornell University. In 1987, Dr. Greenberg received the ACM SIGGRAPH Steven A. Coons award for outstanding creative contributions to computer graphics and in 1991 was named a member of the National Academy of Engineering. He is the founding director of the National Science Foundation’s Science and Technology Center for Computer Graphics and Scientific Visualization. Dr. Greenberg currently serves on the board of directors of Chyron Corporation, a designer and manufacturer of digital equipment for the broadcast industry. He is also a member of the Technical Advisory Board of Intel Corporation Research Laboratory.

Stephen Hill (41) has been chairman of our board of directors since February 29, 2000. He has also served as chief executive officer of Pearson’s Financial Times Group since 1998 and is a member of Pearson’s management board. From 1996 to 1999, Mr. Hill was chief executive officer of The Financial Times Newspaper Limited, and from 1995 to 1996 he was chief executive officer of the Westminster Press Ltd, a newspaper publishing subsidiary of Pearson. Mr. Hill joined Pearson in 1987 as head of strategy, and was heavily involved in Pearson’s expansion into satellite television broadcasting. Mr. Hill currently serves on the boards of MarketWatch.com, Inc., a leading Web-based provider of comprehensive, real-time business news, financial programming and analytic tools, Royal & Sun Alliance Insurance Group plc, one of the world’s oldest and largest insurance companies providing services to business and individuals in over 130 countries, and RAW Communications Ltd., a private Internet financial media company.

Alan J. Hirschfield (66) is a private investor and has served as a member of our board of directors since 1992. Mr. Hirschfield served as co-chairman of our board of directors from June 1992 until February 29, 2000 and served as our co-chief executive officer from June 1992 to November 1999. Prior to becoming our co-chief executive officer, Mr. Hirschfield served as a managing director of Schroder Wertheim & Co. Inc. and as a consultant to the entertainment and media industry. He formerly served as chief executive officer of Twentieth Century Fox Film Corp. and Columbia Pictures Inc. from 1980 to 1985 and 1973 to 1978, respectively. Mr. Hirschfield currently serves on the boards of J Net Enterprises, Inc., a technology holding company, Cantel Industries, Inc., a distributor of medical and scientific equipment, and Chyron Corporation, a designer and manufacturer of digital equipment for the broadcast industry.

Philip J. Hoffman (43) is Pearson’s executive vice president and director of corporate finance and has served as a member of our board of directors since February 29, 2000. From January 2001 to December 2001, Mr. Hoffman was chief executive officer of Learning Network Inc., Pearson’s Internet based education business. From January 1998 through December 2000, Mr. Hoffman was president of Pearson, Inc. From January 1996 to December 1997, Mr. Hoffman was executive vice president and chief financial and administrative officer for Pearson’s Penguin Group. Prior thereto, Mr. Hoffman held various executive positions at Pearson, Inc., including vice president of finance from June 1995 to December 1996, and as vice president, company secretary and director of taxation from January 1995 to June 1995.

Giles Spackman (37) has served as a member of our board of directors since July 2000. Mr. Spackman has been finance director of Pearson’s Financial Times Group since July 2000. From August 1999 until July 2000, Mr. Spackman was the group strategy director for Pearson. From April 1996 until July 1999, Mr. Spackman was chief financial officer and then chief operating officer of Time Inc. Atlantic, the division of Time Inc. responsible for Europe, the Middle East and Africa. Prior thereto, Mr. Spackman was a consultant at McKinsey & Company. Mr. Spackman also serves on the board of MarketWatch.com, Inc., a leading Web-based provider of comprehensive, real-time business news, financial programming and analytic tools.

Carl Spielvogel (73) is chairman and chief executive officer of Carl Spielvogel Associates, Inc., an international investment and management company. Mr. Spielvogel has been a member of our board of directors since February 1996 with a brief hiatus from August 2000 to April 2001, during which time he served as the United States Ambassador to the Slovak Republic. Mr. Spielvogel served as chairman and chief executive officer of the United Auto Group, Inc., a publicly owned automobile dealership group, until April 1997, after which time he served as a consultant to such company until December 2000.

Mr. Spielvogel was chairman and chief executive officer of Backer Spielvogel Bates Worldwide, Inc., one of the world’s largest advertising and marketing communications companies, from July 1987 until January 1, 1994. Mr. Spielvogel currently serves on the board of Barneys New York, Inc., a leading upscale retailer of men’s, women’s and children’s apparel and accessories, and Hasbro, Inc., a worldwide leader in the design, manufacture and marketing of toys, games, interactive software, puzzles and infant products.

Allan R. Tessler (65) served as co-chairman of our board of directors from June 1992 until February 29, 2000 and served as our co-chief executive officer from June 1992 to November 1999. He has served as a member of our board of directors since 1992. Mr. Tessler has been chairman of the board and chief executive officer of International Financial Group, Inc., an international merchant banking firm, since 1987. He is also chairman of the board and chief executive officer of J Net Enterprises, Inc., a technology holding company. Since February 2001, Mr. Tessler has been chairman of the board of InterWorld Corporation, a provider of sell-side e-commerce software. He was chairman of the board of Enhance Financial Services Group Inc., a municipal bond reinsurer, from 1986 to February 2001. From March 2001 to August 2001, Mr. Tessler was acting chief executive officer of Jasmine Networks, an innovator of optical networking solutions. From 1989 to 1996 he was chairman of the board of Great Dane Holdings, Inc., a diversified holding company. Since January 1997, Mr. Tessler has also served as chairman of Checking Holdings Corp. IV, a private holding company. From December 1991 through September 1993, Mr. Tessler was chairman of the board and chief executive officer of Ameriscribe, Inc., a national provider of facilities management services. Mr. Tessler also serves on the boards of The Limited, Inc., a specialty retailer, and Allis-Chalmers Corporation, an oil field service supplier.

      These individuals will be placed in nomination for election to the board of directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

      The shares represented by the proxy cards returned will be voted FOR election of these nominees unless an instruction to the contrary is indicated on the proxy card.

Board Committees and Meetings

      During the fiscal year ended December 31, 2001, our board of directors held five meetings and took four actions by written consent. Our board of directors has an audit committee, a compensation committee and an independent committee. Our board of directors does not have a nominating committee; such matters are discussed by our board as a whole. Other than Mr. Spackman, each of the current directors attended, in the aggregate, 75% or more of the meetings of the board of directors and of the committees of the board of directors on which they served during the fiscal year ended December 31, 2001.

      The audit committee currently consists of Messrs. Greenberg, Spielvogel and Tessler with Mr. Tessler as its chairman. Pursuant to the rules of the Nasdaq Stock Market, the audit committee is generally required to consist of at least three independent directors. Messrs. Greenberg and Spielvogel are independent directors, but Mr. Tessler is not considered independent under the applicable Nasdaq regulations because he was our co-chief executive officer until February 29, 2000 and, in the fiscal year ended December 31, 2001, he received from us compensation in excess of $60,000 pursuant to a letter agreement in connection with his termination from the company on February 29, 2000 (see “— Related Party Transactions”). Our board of directors has determined that, although Mr. Tessler is not technically considered independent within the meaning of the Nasdaq rules, exceptional and limited circumstances exist such that our best interests and the best interests of our stockholders are served by Mr. Tessler’s membership on the audit committee. As a member of our board of directors for nearly ten years and a member of our audit committee for the past two years, Mr. Tessler has acquired a thorough understanding of our operations and audit and financial reporting functions. In addition, as a senior executive in the financial services industry, Mr. Tessler possesses a high degree of financial sophistication, and these qualities make him a uniquely valuable member of the audit committee. Our board of directors has reviewed Mr. Tessler’s business relationship with us that disqualifies him as “independent”

under the Nasdaq Rules and has concluded that this relationship will not impair his ability to fulfill his responsibilities as a member of the audit committee.

      The audit committee functions pursuant to a written charter. The audit committee is currently charged with, among other things, recommending to the board of directors the engagement or discharge of the independent auditor, reviewing the plan and results of the auditing engagement with our officers and independent auditor, reviewing with our officers the scope and nature of our internal accounting controls and reporting to the board of directors on the audit committee’s activities, conclusions and recommendations, including a recommendation as to whether our audited financial statements should be included in our Annual Report on Form 10-K. During 2001, the audit committee met on six occasions and acted by written consent on one occasion.

      The compensation committee currently consists of Messrs. Greenberg, Hill and Hoffman, with Mr. Hill as its chairman. The committee may take any and all actions which may be taken by our board of directors to review and approve executive and senior management compensation. During 2001, the compensation committee met on four occasions and acted by written consent on three occasions.

      The independent committee currently consists of Messrs. Greenberg, Hirschfield and Tessler, with Mr. Tessler as its chairman. The committee was formed on February 14, 2001. The committee is delegated all authority of our board of directors to consider, negotiate and approve on our behalf all transactions and agreements between us and Pearson or any of Pearson’s affiliates. During 2001, the independent committee met on four occasions.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth as of April 1, 2002, certain information known to us regarding the shares of our common stock beneficially owned by (i) each beneficial holder of more than 5% of the outstanding shares of our common stock, (ii) each named director, (iii) each named director nominee, (iv) our chief executive officer and the other executive officers named in the compensation tables below and (v) all of our directors, nominees for director and executive officers as a group.

	Beneficial Ownership(1)

	Amount and Nature of
	Beneficial Ownership	Percent of Total

Directors and Executive Officers
Stuart J. Clark(2)	330,442	*
Steven G. Crane(3)	142,000	*
Raymond L. D’Arcy(4)	105,500	*
William T. Ethridge(5)	0	*
John Fallon(6)	0	*
Donald P. Greenberg(7)	67,500	*
Stephen Hill(8)	0	*
Alan J. Hirschfield(9)	1,501,645	1.6%
Philip J. Hoffman(10)	0	*
John King(11)	105,000	*
Andrea H. Loew(12)	50,500	*
Giles Spackman(13)	0	*
Carl Spielvogel(14)	112,500	*
Allan R. Tessler(15)	1,402,059	1.5%
All current directors, nominees and executive officers as a group(14 persons)(16)	3,817,146	4.1%
Five Percent Stockholders
Pearson DBC Holdings, Inc.(17)	56,423,949	62.1%

*	Less than 1%.

(1)	The table is based upon information supplied by our officers, directors, director nominees and principal stockholders and information set forth on any statements filed with the SEC pursuant to Sections 13(d) or 13(g) of the Securities Exchange Act of 1934. Unless otherwise indicated in the footnotes to the table and subject to the community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him/her.

(2)	Mr. Clark is our Chief Executive Officer, President, and a member of our board of directors. Includes 265,442 shares that Mr. Clark has the right to acquire pursuant to currently exercisable options or options which may be exercised within 60 days of April 1, 2002.

(3)	Mr. Crane is our Executive Vice President and Chief Financial Officer. Includes 130,000 shares that Mr. Crane has the right to acquire pursuant to currently exercisable options or options which may be exercised within 60 days of April 1, 2002.

(4)	Mr. D’Arcy is the President of Data Delivery Products for our FT Interactive Data Corporation division. Includes 100,000 shares that Mr. D’Arcy has the right to acquire pursuant to currently exercisable options or options which may be exercised within 60 days of April 1, 2002.

(5)	Mr. Ethridge is a member of our board of directors.

(6)	Mr. Fallon is a member of our board of directors.

(7)	Mr. Greenberg is a member of our board of directors. Consists of 67,500 shares that Mr. Greenberg has the right to acquire pursuant to currently exercisable options or options which may be exercised within 60 days of April 1, 2002.

(8)	Mr. Hill is Chairman of our board of directors.

(9)	Mr. Hirschfield is a member of our board of directors. Includes 6,000 shares held of record by the Alan and Bertee Hirschfield Living Trust and 1,198,145 shares held of record by the Alan J. Hirschfield Living Trust. Mr. Hirschfield disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Includes 297,500 shares which Mr. Hirschfield has the right to acquire pursuant to currently exercisable options or options which may be exercised within 60 days of April 1, 2002.

(10)	Mr. Hoffman is a member of our board of directors.

(11)	Mr. King is the Chief Operating Officer of our FT Interactive Data Corporation division. Includes 100,000 shares that Mr. King has the right to acquire pursuant to currently exercisable options or options which may be exercised within 60 days of April 1, 2002.

(12)	Ms. Loew is our Vice President, General Counsel and Corporate Secretary. Includes 50,000 shares that Ms. Loew has the right to acquire pursuant to currently exercisable options or options which may be exercised within 60 days of April 1, 2002.

(13)	Mr. Spackman is a member of our board of directors.

(14)	Mr. Spielvogel is a member of our board of directors. Includes 42,500 shares that Mr. Spielvogel has the right to acquire pursuant to currently exercisable options or options which may be exercised within 60 days of April 1, 2002.

(15)	Mr. Tessler is a member of our board of directors. Includes 834,559 held of record by ART/ FGT Family Partners Ltd. and 545,000 shares held of record by Tessler Family Limited Partnership. Mr. Tessler disclaims ownership of such shares except to the extent of his pecuniary interest therein. Includes 22,500 shares that Mr. Tessler has the right to acquire pursuant to currently exercisable options or options which may be exercised within 60 days of April 1, 2002.

(16)	Includes all shares stated to be owned in the preceding notes.

(17)	The address of Pearson DBC Holdings, Inc. is c/o Pearson, Inc., 1330 Avenue of the Americas, New York, New York 10014.

Executive Compensation

      The following table sets forth certain summary information concerning compensation paid or accrued to or on behalf of our chief executive officer and the four other most highly compensated executive officers through the end of the fiscal year ended December 31, 2001. Our fiscal year was changed in March 2000 from a July 1 – June 30 fiscal year to a January 1 – December 31 fiscal year. Information for 2000 is presented for the calendar year.

Summary Compensation Table

						Long Term
						Compensation
						Awards
		Annual Compensation
						Shares
				Other Annual		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation		Options	Compensation

Stuart J. Clark(1)	2001	$405,000	$300,150	$91,489	(2)	500,000	$1,802	(3)
President and Chief Executive	2000	$250,000	$216,908	$190,714	(4)	36,254	$1,294	(5)
Officer
Steven G. Crane	2001	$312,500	$216,775	—		60,000	$17,748	(6)
Chief Financial Officer and	2000	$300,000	$144,600	—		60,000	$230,714	(7)
Executive Vice President	1999	$27,308	—	—		120,000	—
Raymond L. D’Arcy(8)	2001	$260,000	$173,420	—		200,000	$13,684	(9)
President, Data Delivery Products	2000	$183,333	$127,380	—		—	$14,639	(10)
Division, FT Interactive Data Corporation
John L. King(11)	2001	$285,000	$190,095	—		200,000	$6,889	(9)
Chief Operating Office of FT	2000	$208,333	$120,500	$39,234	(12)	—	$3,940	(13)
Interactive Data Corporation
Division
Andrea H. Loew(14)	2001	$184,167	$106,800	—		100,000	$13,761	(9)
Vice President, General Counsel	2000	$149,084	$104,220	—		—	$4,746	(15)
and Corporate Secretary

(1)	Mr. Clark was appointed our President and Chief Executive Officer on February 29, 2000.

(2)	Mr. Clark’s other annual compensation for 2001 consisted of housing allowance, participation in a sales incentive trip, car allowance and a tax gross-up.

(3)	Mr. Clark’s other compensation for 2001 consisted of the value of shares of Pearson common stock received under the Pearson plc Worldwide Save for Shares Plan, a save as you earn plan under which shares are issued based on the amount saved by the individual and the change in price of Pearson common stock during the specified savings period, and group term life insurance premiums.

(4)	Mr. Clark’s other annual compensation for 2000 consisted of housing allowance, car allowance, participation in a sales incentive trip, tuition reimbursement and a tax gross-up.

(5)	Mr. Clark’s other compensation for 2000 consisted of group term life insurance premiums. In addition, in 2000 Mr. Clark received awards under the Pearson Reward Plan consisting of a grant of options to purchase a total of 15,375 shares of Pearson common stock with exercise prices ranging from £23.028 to £32.243 per share, and a grant of 3,127 shares of Pearson common stock. Mr. Clark also participated in the Pearson Annual Bonus Share Matching Plan, purchasing 1,571 shares of Pearson common stock in 2000 (relating to a 1999 bonus prior to appointment with us), which may become eligible for a match subject to the terms of the plan.

(6)	Mr. Crane’s other compensation for 2001 consisted of matching contributions to our 401(k) plan and deferred compensation held in a rabbi trust arrangement set up by Pearson.

(7)	Mr. Crane’s other compensation for 2000 consisted of matching contributions to our 401(k) plan, relocation costs and group term life insurance premiums. In addition, in 2000 we entered into a $212,000 bridge loan agreement with Mr. Crane to facilitate the purchase of his principal residence. As of December 31, 2000, this loan had been repaid in full.

(8)	On February 29, 2000, as a result of the merger between Data Broadcasting Corporation and Interactive Data Corporation (now known as FT Interactive Data Corporation), the division for which Mr. D’Arcy is President, Data Delivery Products, became a part of our company.

(9)	Other compensation for 2001 consisted of matching contributions to our 401(k) plan, deferred compensation held in a rabbi trust arrangement set up by Pearson, group term life insurance premiums and the value of shares of Pearson common stock received under the Pearson plc Worldwide Save for Shares Plan.

(10)	Mr. D’Arcy’s other compensation for 2000 consisted of the value of shares of Pearson common stock received under the Pearson plc Worldwide Save for Shares Plan and group term life insurance premiums. In addition, in 2000 Mr. D’Arcy received awards under the Pearson Reward Plan consisting of a grant of options to purchase a total of 3,821 shares of Pearson common stock with exercise prices ranging from £23.028 to £32.243 per share, and a grant of 3,821 shares of Pearson common stock. Mr. D’Arcy also participated in the Pearson Annual Bonus Share Matching Plan, purchasing 982 shares of Pearson common stock in 2000 (relating to a 1999 bonus prior to appointment with us) and 1,458 shares of Pearson common stock in 2001 (relating to a 2000 bonus), which may become eligible for a match subject to the terms of the plan.

(11)	On February 29, 2000, as a result of the merger between Data Broadcasting Corporation and Interactive Data Corporation (now known as FT Interactive Data Corporation), the division for which Mr. King is Chief Operating Officer, became a part of our company.

(12)	Mr. King’s other annual compensation for 2000 consisted of vacation pay buyout and a tax gross-up.

(13)	Mr. King’s other compensation for 2000 consisted of matching contributions to our 401(k) plan and group term life insurance premiums. In addition, in 2000 Mr. King received awards under the Pearson Reward Plan consisting of a grant of options to purchase a total of 21,354 shares of Pearson common stock with exercise prices ranging from £23.028 to £32.243 per share, and a grant of 4,342 shares of Pearson common stock. Mr. King also participated in the Pearson Annual Bonus Share Matching Plan, purchasing 1,003 shares of Pearson common stock in 2000 (relating to a 1999 bonus prior to appointment with us) and 1,757 shares of Pearson common stock in 2001 (relating to a 2000 bonus) which may become eligible for a match subject to the terms of the plan.

(14)	Ms. Loew was appointed our General Counsel, Vice President and Corporate Secretary on February 29, 2000.

(15)	Ms. Loew’s other compensation for 2000 consisted of matching contributions to our 401(k) plan and group term life insurance premiums. In addition, in 2000 under The Pearson 1998 US Executive Share Option Plan, Ms. Loew received a grant of an option to purchase 4,479 shares of Pearson common stock with an exercise price of £22.332 per share.

     Pearson Plans

      As described in the foregoing footnotes, certain of our named executive officers participated in benefit programs offered by Pearson. The Pearson Reward Plan has two elements: grants of Pearson premium priced options and grants of shares of Pearson common stock. Under the plan, options granted become exercisable only if the price per share of Pearson common stock reaches prescribed levels measured at three tiers over periods of between three and seven years from the date of grant. In addition, options granted under this plan may be exercised only following an increase in Pearson’s adjusted earnings per share of at least 3% per annum over a three-year period. Shares are granted under the plan only if the three-year cumulative growth in Pearson’s free cash flow (defined as operating cash flow less tax liabilities on operating activities and interest paid) is above certain prescribed levels. No awards to our executive officers were made after 2000 under this plan.

      Under the Pearson 1998 US Executive Share Option Plan, Pearson grants options to more employees than those covered by the Pearson Reward Plan. Options granted under this plan may be exercised only following an increase in Pearson’s adjusted earnings per share of at least 3% per annum over a three-year period. No awards to our executive officers were made after 2000 under this plan.

      Under the Pearson Annual Bonus Share Matching Plan, eligible employees are allowed to take up to 50% of any after-tax annual bonus in the form of shares of Pearson common stock which, if held, and Pearson’s adjusted earnings per share increases by at least 3% per annum, will be matched on a gross basis of one share for every two held after three years and another one share for every two originally held (i.e., a total of one-for-one) after five years. Our executive officers will not participate in this plan for bonuses earned after 2000.

Option Grants in Last Fiscal Year

      The following table provides information concerning grants of stock options under our 2000 Long Term Incentive Plan (“LTIP”) for the named executive officers for the fiscal year ended December 31, 2001. We did not grant any stock appreciation rights during the fiscal year ended December 31, 2001. No stock options were exercised by the named executive officers in 2001.

	Individual Grants(1)

	Number of
	Shares of	% of Total
	Common Stock	Options
	Subject to	Granted to	Exercise		Grant Date
	Options	Employees in	Price	Expiration	Present
Name	Granted(#)	Fiscal Year	($ Per Share)	Date	Value $ (2)

Stuart J. Clark	500,000	9.17%	$8.80	6/15/11	$2,965,000
Steven G. Crane	60,000	1.17%	$8.80	6/15/11	$355,800
Raymond L. D’Arcy	200,000	3.88%	$8.80	6/15/11	$1,186,000
John L. King	200,000	3.88%	$8.80	6/15/11	$1,186,000
Andrea H. Loew	100,000	1.94%	$8.80	6/15/11	$593,000

(1)	Options vest according to the following schedule: (i) 12.5% on each of the first, second, third and fourth anniversary of the grant date; and (ii) 7.5% on the first business day after a period of 20 consecutive business days on which the closing price of the Company’s stock is $10.80 or greater, 12.5% (plus the 7.5% above, if not vested) on the first business day after a period of 20 consecutive business days on which the closing price is $13.00 or greater, 30% (plus the 20% above, if not vested) on the first business day after a period of 20 consecutive business days on which the closing price is $15.60 or greater. Any unvested shares vest and become exercisable immediately upon termination of employment within one year following a change in control (as defined in the option agreements) of the company (excluding termination for cause or voluntary resignation).

(2)	“Grant Date Present Value” has been calculated using the Black-Scholes pricing model, a widely recognized method of determining the present value of options. The actual value, if any, an executive officer may realize will depend on the extent to which the conditions to exercisability of the option are satisfied and the excess of the stock price over the exercise price on the date the option is exercised. It is highly unlikely that the value realized by the above employees will be consistent with the value estimated by Black-Scholes model. The estimated values under that model are based on assumptions regarding interest rates, stock price volatility and future dividend yield. The model is used for valuing market traded options and is not directly applicable to valuing stock options granted under our company’s LTIP which cannot be transferred.

      All options reported above were awarded under our LTIP. Pursuant to the terms of the plan, the exercise price per share for all options is determined by the committee authorizing such award or our board of directors. Stock option exercise prices were equal to the fair market value (as defined in the LTIP) of our common stock on the date of grant.

Aggregated Option Exercises In Last Fiscal Year And FY-End Option Values

      The following table provides information concerning the exercise of stock options during the fiscal year ended December 31, 2001 and unexercised stock options held as of December 31, 2001 by the named executive officers.

			Dollar Value of Unexercised
	Number of Unexercised		In-the-Money Options at
	Options at FY-End		FY-End(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Stuart J. Clark	112,756	423,498	$672,151	$3,597,777
Steven G. Crane	112,000	128,000	$775,680	$946,320
Raymond L. D’Arcy	40,000	160,000	$213,600	$854,400
John L. King	40,000	160,000	$213,600	$854,400
Andrea H. Loew	20,000	80,000	$106,800	$427,200

(1)	These amounts represent the difference between the exercise price of the stock options and the closing price of our common stock on December 31, 2001 for all in-the-money options held by the named executive. The in-the-money stock option exercise prices range from $3.00 to $8.80.

Compensation of Directors

      For fiscal year 2001, Messrs. Greenberg, Hirschfield, Spielvogel and Tessler, as non-employee directors, received fees of $1,250 for each month served as director as well as reimbursement for travel and other expenses. Additionally, Mr. Tessler received aggregate fees of $6,000 for his service as chairman of each of the audit committee and the independent committee. All other directors, who are either our employees or are affiliated with Pearson, did not receive compensation for service on our board of directors. In addition, in February 2001, Messrs. Greenberg, Hirschfield and Tessler were each granted fully vested stock options to acquire 10,000 shares of our common stock with an exercise price of $5.53; in December 2001, Messrs. Greenberg and Spielvogel were each granted fully vested stock options to acquire 10,000 of our common stock with an exercise price of $13.60; and in March 2002, Messrs. Greenberg, Hirschfield, Spielvogel and Tessler were each granted fully vested stock options to acquire 12,500 of our common stock with an exercise price of $17.89, in each instance for service on our board of directors and committees during fiscal year 2001, all in accordance with the terms of our LTIP.

Employment Contracts and Termination of Employment and Change of Control Arrangements

      We entered into an employment agreement with Mr. Crane, our chief financial officer, on October 15, 1999. The term of his agreement commenced on November 29, 1999 and continues until June 30, 2003. The agreement provided a minimum base salary of $300,000 from the commencement date through June 2001 and $325,000 from July 2001 through the end of the agreement. Mr. Crane is also entitled to receive a performance based bonus of up to 100% of his base salary subject to the discretion of the compensation committee of our board of directors. Mr. Crane is prohibited from competing with us during the entire term of the agreement and for two years after its termination. In the event of certain involuntary terminations (i) Mr. Crane will receive a lump sum payment equal to 150% of his base salary for a period of the greater of one year or the balance of his employment term and (ii) the period under which Mr. Crane is subject to a covenant not to compete with us will be reduced to one year. In the event of a termination of Mr. Crane in connection with a change of control, all of Mr. Crane’s issued but unvested options will vest immediately.

      We currently have no other compensation plan or arrangement with respect to any of the executive officers named on the Summary Compensation Table, which is or will be triggered by the resignation, retirement, or other termination of such individual’s employment with us or by a change in our control or a change in the individual’s responsibilities following a change in control, except options granted under our LTIP. See “— Executive Compensation — Option Grants in Last Fiscal Year.”

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16 of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and any person who owns more than 10% of a registered class of our equity securities, to file with the SEC, initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Based upon the information supplied to us by such persons, we are required to report any known failure to file these reports within the period specified by the instructions to the reporting forms. To our knowledge, based upon a review of the Section 16(a) reports furnished to us and the written representations of officers and directors, all these filing requirements were satisfied by our directors and executive officers for the fiscal year ended December 31, 2001, except that Carl Spielvogel did not timely file his annual statement of changes in beneficial ownership on Form 5 with respect to the granting of two sets of options.

Compensation Committee Interlocks and Insider Participation

      During 2001, the compensation committee consisted of Messrs. Greenberg, Hill and Hoffman, with Mr. Hill serving as chairman. Messrs. Hill and Hoffman are employees of Pearson. No member of the compensation committee was an employee of our company or any of our subsidiaries.

Compensation Committee Report on Executive Compensation

      The compensation committee has provided the following report to our stockholders:

      The purpose of the compensation committee of the board of directors is to make recommendations regarding compensation of our executive officers.

Compensation Policies and Procedures for Executive Officers

      The compensation committee seeks to set compensation at levels and through arrangements that will attract and retain qualified executive managerial talent. The compensation committee ties the compensation to both the individual’s and our company’s performance by rewarding employees for past contributions, and by setting goals that encourage managerial efforts consistent with corporate growth, strategic progress and the creation of stockholder value. After consultation with outside compensation consultants, the compensation committee has concluded that a mix of salary, performance-based incentive bonus and stock options will achieve those objectives.

      Generally, base salaries for executive officers are reviewed annually. Calendar year 2001 salary increases were based upon a review of compensation levels for comparable executive positions using data assembled and analyzed by outside compensation consultants. In assessing compensation levels for individual executive officers, consideration was given to the executive’s relative and absolute performance, experience and scope of responsibilities. This assessment was not subject to specific weightings or formulas and gave consideration to the executive’s level of compensation relative to survey data provided by the consultants as well as the overall salary budget established by our company. Because the base salary level for Mr. Crane for the 2001 fiscal year was set by the terms of his employment agreement, the compensation committee did not evaluate or adjust the stipulated amount in 2001.

      In addition to base salary, executive officers are eligible to participate in our company’s Key Manager Bonus Plan. This plan provides the executive officers with the opportunity to receive an incentive bonus equal to a percentage of their base salary. The executive officers earn such incentive pay if our company achieves specified financial targets subject to the review and evaluation of the compensation committee.

      Under our company’s LTIP, the compensation committee may grant stock option awards. Options tie a portion of compensation directly to our company’s stock performance. Option grant levels take into consideration various surveys conducted by our outside compensation consultants, prevailing labor market practices and an employee’s individual position and ability to impact corporate financial performance.

      Following a review of option grant practices by other companies and as a result of the lack of option grants to our executive officers surrounding the time of the merger with Data Broadcasting Corporation, we made larger than usual option grants to executive officers in 2001. We do not expect the size of option grants in 2002 to be at the increased levels of 2001.

Basis for the Compensation of the Chief Executive Officer

      The compensation for Mr. Clark for the 2001 fiscal year was set at a level consistent with other chief executives of companies in similar businesses using data compiled and analyzed by our outside compensation consultants. Mr. Clark’s bonus arrangement provided for a payment based upon our company’s attainment of certain financial targets and Mr. Clark’s individual performance. If performance targets were not attained, no bonus would be payable; if targets were exceeded an additional amount could be awarded. In addition, Mr. Clark was granted options to purchase shares of our company’s common stock. A portion of the stock options granted under the LTIP will deliver value to Mr. Clark in direct proportion to our company’s stock price appreciation. No specific formula or weighting was used to determine the distribution of compensation between base salary, bonus and long term incentives.

Respectfully submitted,

COMPENSATION COMMITTEE

Stephen Hill, Chairman
Philip J. Hoffman
Donald P. Greenberg

Report of the Audit Committee of the Board of Directors

The audit committee has provided the following report to our stockholders:

The purpose of the audit committee is to review the company’s financial reporting process on behalf of the board of directors. The audit committee operates under a written charter which is filed as an exhibit to our proxy statement relating to last year’s annual meeting of stockholders filed with the SEC in April 2001.

Management is responsible for the company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The company’s independent auditor is responsible for auditing those financial statements and expressing an opinion on the conformity of the company’s audited financial statements in accordance with accounting principles generally accepted in the United States of America. The audit committee’s responsibility is to monitor and review these processes. It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The audit committee members are not employees of the company and they may not be, and they may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the audit committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditor included in its report on the company’s financial statements. The audit committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions with management and the independent auditor does not assure that the company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the company’s independent auditor is in fact “independent.”

The audit committee has reviewed and discussed with the independent auditor and management the plan and results of the auditing engagement and the audited financial statements. The audit committee has reviewed with management the scope and nature of the company’s internal auditing controls and has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communication With Audit Committees. In addition, the audit committee has received from the independent auditor the written disclosures required by Independence Standards Board No. 1, Independence Discussions With Audit Committees and discussed with the independent auditor its independence from the company and its management. The audit committee considered whether the provision of nonaudit services by the independent auditor is compatible with maintaining the independent auditor’s independence and concluded that it is compatible at this time.

The audit committee has also reported to the board of directors its activities, conclusions and recommendations. Specifically, in reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the SEC on March 25, 2002. The audit committee has also recommended to the board of directors, and the board has approved, the reappointment of PricewaterhouseCoopers LLP as the company’s independent auditor for the fiscal year ending December 31, 2002. Consistent with prior years, the audit committee will continue to meet with the company’s independent auditor on a quarterly basis in connection with the independent auditor’s quarterly review of the company’s results of operations.

Respectfully submitted,

AUDIT COMMITTEE

Allan R Tessler, Chairman
Donald P. Greenberg
Carl Spielvogel

Stock Performance Graph

      The graph presented below compares annual cumulative total stockholder return, assuming dividend reinvestment, for the five year period ended December 31, 2001, on an assumed investment of $100 on January 1, 1997, in our company, the NASDAQ National Market Composite Index, a broad market index measuring all companies listed on the Nasdaq National Market, and the NASDAQ Financial-100 Market Index, a peer group index, of which we are a part. We believe that the NASDAQ Financial-100 Market Index is composed of domestic and international financial companies that are more representative of our business and the markets within which we operate than other more widely published indices. Stockholder return is measured by dividing (a) the sum of (i) the cumulative amount of dividends and (ii) the difference between the issuer’s share price at the end and at the beginning of the measurement period by (b) the share price at the beginning of the measurement period.

STOCK PERFORMANCE COMPARISON OF INTERACTIVE DATA

CORPORATION’S COMMON STOCK (NASDAQ: IDCO), WITH
THE NASDAQ NATIONAL MARKET COMPOSITE INDEX AND
THE NASDAQ FINANCIAL-100 MARKET INDEX

	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01

Interactive Data Corporation	100.00	80.36	255.36	117.86	50.00	233.30
NASDAQ National Market Composite	100.00	122.48	172.68	320.89	193.01	153.15
NASDAQ Financial-100	100.00	144.39	149.03	144.49	161.23	147.84

Related Party Transactions

      We and Pearson are party to a Management Services Agreement that renews annually. In accordance with this Agreement, beginning on February 29, 2000, Pearson and certain of its subsidiaries provide various services to us and we began providing certain services to Pearson. The Management Services Agreement has been approved by our independent committee of our board of directors on our behalf. The services provided by Pearson afford us an administrative convenience and we believe that the terms of these services are more favorable to us than if we had negotiated similar arrangements with non-affiliated third parties. The services provided by Pearson to us include administering the 401(k) and employee health benefit plans, insurance, and billing, accounts payable, accounts receivable, computer and accounting system support, financial accounting and tax and payroll services related to certain of our subsidiaries, primarily in England. A majority of these services including 401(k) administration, health insurance and certain tax consulting, are billed to us at Pearson’s cost. The services provided by us to Pearson include editorial, information technology and property services. Certain of our directors are officers of Pearson. See “— Nominees.” In fiscal year 2001, we incurred a net expense of $1,749,253 for services provided for in the Management Services Agreement.

      On March 7, 2001, Pearson’s Financial Times Group entered into a trademark license agreement with us authorizing us to use the “FT” and “Financial Times” trademarks and logos in our business. The license grants us the right to use the FT and Financial Times brands for a five-year period for one British Pound with an automatic annual renewal thereafter, unless terminated. The license is subject to quality control standards, restrictions on sublicensing the trademarks to third parties and certain other restrictions. The agreement was approved by the independent committee of our board of directors on our behalf.

      On March 26, 2001, we purchased used equipment in the form of servers for an aggregate of $97,000 from FT.com, a wholly owned subsidiary of Pearson. The purchase price was at or better than discounts offered elsewhere for comparable equipment and the purchase was approved by the independent committee of our board of directors on our behalf.

      On November 14, 1999, we entered into letter agreements with each of Mr. Hirschfield and Mr. Tessler, each a member of our board of directors, that provide for the payment of $372,888 for the fiscal year ended December 31, 2001 to each of them in connection with their respective terminations from the company on February 29, 2000. These agreements also allow for full vesting of any unvested stock options granted prior to February 29, 2000, and the ability to exercise such stock options, until February 28, 2003.

      In January 2001, we sold our 34.4% equity interest in MarketWatch.com, Inc. (“MarketWatch”) to Pearson for aggregate proceeds of approximately $26.9 million. We distributed the net proceeds to our common stockholders in the form of a dividend. Messrs. Hill and Spackman are members of both our board of directors and the board of directors of MarketWatch and are employees of Pearson. We continue to provide services to MarketWatch in the ordinary course of business.

PROPOSAL TO RATIFY THE APPOINTMENT OF AUDITOR

      Our audit committee has recommended, and our board of directors has selected, the firm of PricewaterhouseCoopers LLP, independent public accountants, to audit our financial statements for the fiscal year ending December 31, 2002, subject to ratification by our stockholders. PricewaterhouseCoopers LLP has acted as our independent auditor since fiscal year 1995. Representatives of PricewaterhouseCoopers LLP, the auditor of our 2001 financial statements, are expected to be present at this annual meeting with the opportunity to make a statement, if they so desire, and they are expected to be available to respond to appropriate questions.

      Audit Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ending December 31, 2001 and the reviews of the financial statements included in our Forms 10-Q was $368,000.

      Financial Information Systems Design and Implementation Fees. No fees were billed to us by PricewaterhouseCoopers LLP for financial information systems design and implementation for our fiscal year ending December 31, 2001.

      All Other Fees. Other fees paid to PricewaterhouseCoopers LLP for tax services, employee benefit advisory services and non-financial statement audit services such as due diligence procedures associated with mergers and acquisitions were $578,345. The audit committee has reviewed the fees as part of its review of the independent auditor’s independence.

      OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITOR.

STOCKHOLDER NOMINATION OF DIRECTORS

      Nominations, other than those made by our board of directors, must be in writing and be delivered to our corporate secretary at our principal executive offices at 22 Crosby Drive, Bedford, Massachusetts, 01730 not less than 10 days after the date on which notice of the annual or special meeting is first given to the stockholders, or more than 60 days prior to any annual or special meeting, whichever is later. Such nominations must include the information regarding the person advancing the nomination as well as information about the nominee as required by our by-laws. Nominations not made according to these procedures will be disregarded.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

      A stockholder who intends to present a proposal at the 2003 Annual Meeting of stockholders for inclusion in our 2003 proxy statement and proxy card relating to that meeting must submit the proposal by December 24, 2002. In order for the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to our principal executive office, at the address stated herein, and should be directed to the attention of the General Counsel.

      A stockholder who intends to present a proposal at the 2003 Annual Meeting of stockholders and who intends to conduct his or her own proxy solicitation must submit the proposal to us not later than March 9, 2003.

OTHER MATTERS

      As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the company will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By order of the Board of Directors.

Andrea H. Loew
Corporate Secretary

April 30, 2002

INTERACTIVE DATA CORPORATION

PROXY FOR ANNUAL MEETING

MAY 30, 2002

The undersigned hereby appoints Steven G. Crane and Andrea H. Loew, or either of them, attorneys and proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as proxy all the stock of the undersigned in Interactive Data Corporation, a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on May 30, 2002 and any adjournments or postponements thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. STOCKHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) FOR DIRECTOR(S) BY WRITING THE NOMINEE(S) FOR DIRECTOR(S) NAME(S) IN THE BLANK PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED HEREBY WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE HEREOF.

(Continued and to be signed on the reverse side)

INTERACTIVE DATA CORPORATION
May 30, 2002

Co. #	Acct. #

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL: Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY): Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET: Please access the web page at “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS

Please Detach and Mail in the Envelope Provided

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS SOLICITS THIS PROXY AND RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

		FOR all nominees listed at right (except as marked to the contrary at right)		WITHHOLD AUTHORITY to vote for all nominees listed at right	Nominees:	Stuart J. Clark William T. Ethridge John Fallon Donald P. Greenberg Stephen Hill Alan J. Hirschfield Philip J. Hoffman Giles Spackman Carl Spielvogel Allan R. Tessler

1.	Elect the nominees listed at right as set forth in the proxy statement

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW).

		FOR	AGAINST	ABSTAIN

2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2002

3.	Approve such other business as may properly come before the meeting or any adjournment thereof

            Please check this box if you plan to attend the Annual Meeting.

The shares represented by this Proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR the nominees named in Proposal 1, FOR the ratification in Proposal 2 and in accordance with the discretion of the Proxies on such other matters as may properly come before the meeting.

PLEASE MARK AND SIGN BELOW AND RETURN PROMPTLY.

Signature	Signature if held jointly	Dated:	, 2002

Note: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.